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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of El Paso Natural Gas Company of our report dated March 25, 2003 relating to the financial statements and financial statement schedule of El Paso Natural Gas Company, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Houston, TX
September 9, 2003